As filed with the Securities and Exchange Commission, via EDGAR, on
March 6, 1997
                                                Registration No. 333-22211
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             --------------------

                                Amendment No. 1
                                      To
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                             --------------------

                            Liberty Property Trust
                     Liberty Property Limited Partnership
    (Exact name of each Registrant as specified in its governing documents)
                             --------------------

                  Maryland                       23-7768996
                Pennsylvania                     23-2766549
     (State or other jurisdiction of      (I.R.S. Employer Identification
      incorporation or organization        Number of respective Registrant)
      of respective Registrant)

                             --------------------

             65 Valley Stream Parkway, Malvern, Pennsylvania 19355
                                (610) 648-1700
         (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)
                             --------------------

                            James J. Bowes, Esquire
                           65 Valley Stream Parkway
                          Malvern, Pennsylvania 19355
                                (610) 648-1700
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                             --------------------

                 Please send a copy of all correspondence to:

                          Richard A. Silfen, Esquire
                      Wolf, Block, Schorr and Solis-Cohen
                        Twelfth Floor Packard Building
                      S.E. Corner 15th & Chestnut Streets
                       Philadelphia, Pennsylvania 19102
                                (215) 977-2000

                             --------------------

     Approximate date of commencement of the proposed sale to the public:
    From time to time after this Registration Statement becomes effective.

                             --------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
                                                               --------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
                             --------

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box: [x]

                             --------------------

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                                              Proposed
                                                           Proposed           Maximum
   Title of Each Class of                 Amount           Maximum            Aggregate       Amount of
Securities to be Registered               to be          Offering Price       Offering       Registration
                                      Registered (1)      Per Unit (2)        Price (2)          Fee (10)
-----------------------------------------------------------------------------------------------------------
Common Shares of Beneficial
     Interest, 0.001 par
     value (3)(6)..............
Preferred Shares of Beneficial
     Interest, 0.001 par
     value (3)(6)..............
Depositary Shares(3)(6)(7).....        $850,000,000          100%           $850,000,000       $257,576(11)
Debt Securities(3)(5)..........
Warrants(3)(8).................
Guaranties(3)(9)...............
Debt Securities(4)(5)..........
Guaranties(4)(9)...............
==========================================================================================================

(1) Not specified as to each class of the above-referenced securities (collectively, the "Securities") to be registered, pursuant to General Instruction II.D of Form S-3. In no event will the aggregate initial offering price of the Securities registered hereby exceed $550,000,000 in the case of Liberty Property Trust (the "Trust") or $300,000,000 in the case of Liberty Property Limited Partnership (the "Operating Partnership"), or the respective equivalents thereof in one or more foreign currencies or composite currencies, including European currency units. The Securities registered hereby may be sold separately, together or in units with other Securities registered hereunder. This Registration Statement also includes any Securities issuable upon stock splits or similar transactions pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(o) under the Securities Act. The proposed maximum offering price per unit will be determined from time to time by the respective Registrant in connection with the issuance by such Registrant of the Securities registered hereunder.

(3)  To be issued by the Trust.

(4)  To be issued by the Operating Partnership.

(5) In addition to any Debt Securities of the Trust ("Trust Debt Securities") or Debt Securities of the Operating Partnership ("Partnership Debt Securities") that may be issued directly under this Registration Statement, there is being registered hereunder an indeterminate amount of Trust Debt Securities and Partnership Debt Securities that may be issued upon conversion or exchange of other Trust Debt Securities, Partnership Debt Securities or Preferred Shares of Beneficial Interest of the Trust ("Preferred Shares").

(6) In addition to any Common Shares of Beneficial Interest of the Trust ("Common Shares"), Preferred Shares or Depositary Shares of the Trust ("Depositary Shares") that may be issued directly under this Registration Statement, there are being registered hereunder an indeterminate number of Common Shares, Preferred Shares and Depositary Shares that may be issued upon conversion or exchange, either at the option of the holder thereof or the applicable Registrant, of Trust Debt Securities, Partnership Debt Securities, Preferred Shares, Depositary Shares or other securities issued by the Trust, the Operating Partnership or their affiliates, as the case may be, for which no separate consideration will be received.

(7) There are being registered hereunder an indeterminate number of Depositary Shares to be evidenced by depositary receipts issued pursuant to a Deposit Agreement. In the event the applicable Registrant elects to offer to the public fractional interests in the Preferred Shares registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests and the Preferred Shares will be issued to the depositary under the Deposit Agreement.

(8) There are being registered hereunder an indeterminate number of Warrants entitling the holders thereof to purchase Debt Securities, Preferred Shares and Common Shares of the Trust, which may be sold separately or as units with Debt Securities, Preferred Shares or Common Shares of the Trust.

(9)  No separate consideration will be received for any Guarantee of the Trust.

(10) The prospectus forming a part of this Registration Statement, as such prospectus may be amended or supplemented from time to time (the "Prospectus"), shall be deemed to relate to the $850,000,000 of Securities being registered pursuant to this Registration Statement and, pursuant to Rule 429 under the Securities Act, to $109,600,000 of securities registered and issuable by the Trust and $100,000,000 of securities registered and issuable by the Operating Partnership pursuant to the Registration Statement on Form S-3 of the Registrants, Commission File No. 33-94782 (the "Prior Shelf Registration Statement") and $21,920,000 of securities registered and issuable by the Trust pursuant to the Registration Statement on Form S-3 of the Registrants, Commission File No. 333-22831 (the "Rule 462(b) Registration Statement"). The amount of filing fees associated with such securities registered pursuant the Prior Shelf Registration Statement (calculated at 1/29th of one percent of the amount of securities registered, the fee in effect at the time of filing of the Prior Shelf Registration Statement) is approximately $72,276, and the amount of filing fee associated with such securities registered pursuant to the Rule 462(b) Registration Statement (calculated at 1/33 of one percent of the amount of securities registered, the fee in effect at the time of filing of the Rule 462(b) Registration Statement) is approximately $6,643. The Prospectus also shall be deemed to relate to 8,560,700 Common Shares, estimated to be the maximum number of Common Shares issuable by the Trust upon the exchange of $171,214,000 principal amount outstanding of the Exchangeable Subordinated Debentures due 2001 of the Operating Partnership ("Exchangeable Debentures") (based on the principal amount of the Exchangable Debentures outstanding as of December 31, 1996) plus such indeterminate number of additional securities as may be issuable pursuant to the anti-dilution provisions of the Exchangeable Debentures. Such securities issuable upon exchange of the Exchangeable Debentures were included in the Prior Shelf Registration Statement. Pursuant to Rule 457(i) under the Securities Act, no additional registration fee was paid with respect to such securities in connection with the Prior Shelf Registration Statement.

(11) Previously paid.

                             ---------------------

     Pursuant to Rule 429 under the Securities Act, the Prospectus also relates to securities of the Trust and the Operating Partnership registered pursuant to the Prior Shelf Registration Statement and securities of the Trust registered pursuant to the Rule 462(b) Registration Statement.

                             ---------------------

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAW OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED MARCH 6, 1997

PROSPECTUS
                 [LOGO OF LIBERTY PROPERTY TRUST APPEARS HERE]

                               $681,520,000

                             LIBERTY PROPERTY TRUST

                      COMMON SHARES OF BENEFICIAL INTEREST
                    PREFERRED SHARES OF BENEFICIAL INTEREST
                               DEPOSITARY SHARES
                                DEBT SECURITIES
                                    WARRANTS
                                   GUARANTIES

                               $400,000,000
                      LIBERTY PROPERTY LIMITED PARTNERSHIP
                                DEBT SECURITIES
                                   GUARANTIES

  Liberty Property Trust, a Maryland real estate investment trust (the "Trust"), may offer from time to time in one or more series hereunder, together or separately, at prices and on terms to be determined at the time of offering:
(a) its debt securities ("Trust Debt Securities"), consisting of debentures, notes and/or other evidences of indebtedness, representing secured or unsecured obligations of the Trust, which may be either senior or subordinated, which may have the benefit of conditional or unconditional guaranties ("Partnership Guaranties") of the Operating Partnership (as defined below) and which may be convertible into or exchangeable for Common Shares (as defined below), Preferred Shares (as defined below) or other Securities (as defined below); (b) its Preferred Shares of Beneficial Interest, $0.001 par value ("Preferred Shares"), which may be issued in the form of depositary shares evidenced by depositary receipts ("Depositary Shares") and which may be convertible into or exchangeable for Common Shares or other Securities; (c) its Common Shares of Beneficial Interest, $0.001 par value ("Common Shares"); and (d) warrants to purchase Trust Debt Securities ("Debt Warrants"), Preferred Shares ("Preferred Shares Warrants") or Common Shares ("Common Shares Warrants"). The Debt Warrants, Preferred Shares Warrants and Common Shares Warrants are herein referred to collectively as "Warrants" and, together with Trust Debt Securities, Trust Guaranties (as defined below), Preferred Shares, Depositary Shares, Common Shares, as "Trust Securities."

  Liberty Property Limited Partnership, a Pennsylvania limited partnership (the "Operating Partnership" and, together with the Trust, the "Company"), may offer from time to time in one or more series hereunder, together or separately, at prices and on terms to be determined at the time of offering, its debt securities ("Partnership Debt Securities"), consisting of debentures, notes and/or other evidences of indebtedness, representing secured or unsecured obligations of the Operating Partnership, which may be either senior or subordinated, which may have the benefit of conditional or unconditional guaranties of the Trust ("Trust Guaranties" and, together with Partnership Guaranties, "Guaranties") and which may be convertible into or exchangeable for Common Shares, Preferred Shares, Trust Debt Securities, units of limited partnership interest of the Operating Partnership ("Units") and other Securities. The Partnership Debt Securities, Partnership Guaranties and Units are herein referred to as "Partnership Securities" and, together with Trust Securities, as "Securities."

  The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement") which will describe, without limitation and to the extent applicable, terms for such Securities, including: (a) in the case of Trust Debt Securities or Partnership Debt Securities, the specific title, aggregate principal amount, currency, denomination, maturity, priority, rate of interest (which may be fixed or variable), time and place of payment of interest, terms for optional redemption or repayment by the issuer thereof or any holder thereof or for sinking fund payments,
                                                          (cover page continues)
terms for conversion into or exchange for other Securities, if any, including terms of any Securities into or for which they are convertible or exchangeable, the initial public offering price, any securities exchange listings, any special provisions related to denomination in a foreign currency or issuance as medium term notes, original issue discount or other special terms, the designation of the Trustee (as defined below), Security Registrar and Paying Agent (as defined below), and the terms of any applicable Guaranty;
(b) in the case of Preferred Shares, the specific designation and stated value, number of shares or fractional interests therein, any dividend, liquidation preference, redemption, sinking fund, voting or other rights, the terms for conversion into or exchange for other Securities, if any, including terms of any Securities into or for which they are convertible or exchangeable, the initial public offering price and any securities exchange listings; (c) in the case of Depositary Shares, the fraction of a Preferred Share represented by one Depositary Share and terms of the Preferred Shares;
(d) in the case of Common Shares, the aggregate number of shares offered, public offering price and other terms thereof; and (e) in the case of Warrants, to the extent applicable, the duration, offering price, exercise price, terms of the Securities for which they are exercisable, any securities exchange listings and detachability and other terms thereof. The Prospectus Supplement will also contain information, where applicable, with regard to certain U.S. federal income tax, accounting or other considerations relating to the Securities offered thereby.

  The offering price to the public of the Securities to be issued by the Trust and the Operating Partnership will be limited to US $681,520,000 and US $400,000,000, respectively (or the equivalent based on the applicable exchange rate at the time of issue, if Securities offered are denominated in one or more foreign currencies or currency units). The Trust Debt Securities and Partnership Debt Securities may be denominated in United States dollars or, at the option of the issuer thereof, if so specified in the applicable Prospectus Supplement, in one or more foreign currencies or currency units. Such Debt Securities may be issued in registered form or bearer form, or both. If so specified in the applicable Prospectus Supplement, such Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

  The Securities may be sold to or through dealers or underwriters, directly to other purchasers or through agents. If an agent of the Trust or the Operating Partnership or a dealer or an underwriter is involved in the sale of the Securities with respect to which this Prospectus is being delivered, such agent's commission or dealer's purchase price or underwriter's discount will be set forth in, or may be calculated from, the Prospectus Supplement. Any underwriters, dealers or agents participating in the offering of Securities may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution" for possible indemnification arrangements for any agents, dealers or underwriters.

  The Securities may be used as all or part of the consideration to be paid by the Trust or the Operating Partnership for the acquisition of non-operating assets, for which financial statements would not be required to be filed with the Securities and Exchange Commission (the "Commission"), or in exchange for units of limited partnership interest of the Operating Partnership. In addition, Common Shares may be offered hereby in exchange for certain debt securities of the Operating Partnership that are exchangeable for such Common Shares. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

  The Common Shares are traded on the New York Stock Exchange (the "NYSE") under the symbol "LRY." On March 5, 1997, the last reported sale price, as reported on the NYSE Composite Tape, was $25 1/2 per Common Share.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY SUPPLEMENT HERETO. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   THE DATE OF THIS PROSPECTUS IS    , 1997.

                             AVAILABLE INFORMATION

  The Trust and the Operating Partnership are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports and other information with the Commission, including proxy statements in the case of the Trust. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Electronic filings made through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") are publicly available through the Commission's Web site (http://www.sec.gov). Reports, proxy statements and other information regarding the Trust and the Operating Partnership may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

  The Trust and the Operating Partnership have filed with the Commission a registration statement on Form S-3 (together with any amendments thereto, the "Registration Statement") under the Securities Act with respect to the Securities offered hereby. This Prospectus constitutes a part of such Registration Statement. As permitted by the rules and regulations of the Commission, this Prospectus and the Prospectus Supplement do not contain all of the information set forth in the Registration Statement and the exhibits thereto. Statements contained in this Prospectus, the Prospectus Supplement or in any document incorporated by reference in this Prospectus or the Prospectus Supplement as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance where such contract or document has been filed as an exhibit to the Registration Statement or other document incorporated by reference, reference is made to the copy of such contract or other document, each such statement being qualified in all respects by such reference. The Registration Statement, together with exhibits thereto, may be inspected at the Commission's public reference facilities in Washington, D.C., and copies of all or any part thereof may be obtained from the Commission upon the payment of prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission under the Exchange Act, are hereby incorporated herein by reference as of their respective dates:

  (a) The Annual Report on Form 10-K of the Trust and the Operating Partnership for the fiscal year ended December 31, 1996;

  (b) The Current Reports on Form 8-K of the Trust and the Operating Partnership filed February 13, 1997 and March 5, 1997; and

  (c) The description of the Common Shares contained in the Registration Statement on Form 8-A filed by the Trust to register such securities under Section 12 of the Exchange Act.

  All documents and reports filed by the Trust or the Operating Partnership pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the offering described herein shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents or reports, except as to any portion of any future annual or quarterly report to the holders of securities of the Trust or the Operating Partnership or any proxy or information statement which is not deemed to be filed under such provisions.

  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement, this Prospectus and the Prospectus Supplement to the extent that a statement contained herein, in the Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in the Registration Statement or this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this Prospectus or the Prospectus Supplement.

  The Company will provide without charge to each person to whom a copy of this Prospectus or the Prospectus Supplement has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to: Investor Relations, Liberty Property Trust, 65 Valley Stream Parkway, Malvern, Pennsylvania 19355; telephone (610) 648-1700.

                                  THE COMPANY

  Liberty Property Trust is one of the largest owners and operators of suburban industrial and office real estate in the United States. The Trust is a self-administered and self-managed Maryland real estate investment trust ("REIT") that was formed to continue and expand the commercial real estate business of Rouse & Associates, a developer and manager of commercial real estate in the Mid-Atlantic and Southeastern states, founded in 1972. The Trust provides leasing, property management, acquisition, development, construction and design management and other related services to a portfolio which, as of December 31, 1996, consisted of 259 industrial and office properties.

  On a consolidated basis, substantially all of the Trust's assets are owned directly or indirectly by, and all of the Trust's operations are conducted directly or indirectly by, Liberty Property Limited Partnership, a Pennsylvania limited partnership. As used herein, unless the context otherwise requires, such partnership, together with its direct and indirect subsidiaries, is referred to as the "Operating Partnership" and the Operating Partnership, together with the Trust (and, where the context requires, the predecessor entity), is referred to as the "Company." The Trust is the sole general partner and also is a limited partner of the Operating Partnership, with a combined equity interest in the Operating Partnership of 90.05% at December 31, 1996.

  The Company's primary objective is to increase funds from operations per share. See "Selected Financial Data" in the Prospectus Supplement for the definition of this term. The strategies for achieving this goal are to deliver outstanding tenant service, emphasize marketing to attract new tenants and enhance the Company's portfolio through the acquisition and development of high quality projects in markets affording opportunities for attractive yields. In pursuing these strategies, the Company seeks to manage its capital structure to fund growth while maintaining the strength of its balance sheet.

  The Company owned 259 properties as of December 31, 1996, including 173 industrial and 86 office properties, which at that date were approximately 92.8% leased to over 800 tenants. As of December 31, 1996, the Company also had 22 properties under development and held 1,012 acres of land for future development.

  The Company's executive offices are located at 65 Valley Stream Parkway, Malvern, Pennsylvania 19355. The telephone number is (610) 648-1700. The Company maintains offices in each of its primary markets.

                                USE OF PROCEEDS

  Unless otherwise provided in the Prospectus Supplement, the net proceeds, if any, from the sale of the Securities offered hereby will be used for general business purposes, including the acquisition of properties or other assets. At the date hereof, no specific material proposed purchases have been identified as probable. The amount of Securities offered from time to time pursuant to this Prospectus and any Prospectus Supplement, and the precise amounts and timing of the application of net proceeds from the sale of such Securities, will depend upon funding requirements of the Company. If the Company elects at the time of an issuance of Securities to make different or more specific use of proceeds than set forth herein, such use will be described in the Prospectus Supplement.

                      RATIOS OF EARNINGS TO FIXED CHARGES

  The ratios of earnings to fixed charges of the Company for the years ended December 31, 1996 and 1995 and for the period from June 23, 1994 to December 31, 1994 were 1.83, 1.65 and 2.04, respectively. The ratio of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income (loss) before minority interest and extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized, and amortization of deferred financing costs.

  Prior to the completion of the initial public offering of its Common Shares on June 23, 1994, the operations of the Company were conducted through its predecessor, Rouse & Associates and certain of its affiliates (collectively, the "Rouse Group"). In connection with completion of the initial public offering, the Company reorganized the Rouse Group and substantially deleveraged the predecessor's asset base. As a result of these factors, the Company does not consider information relating to the ratio of earnings to fixed charges for the periods prior to the completion of the public offering to be meaningful.

                        DESCRIPTION OF DEBT SECURITIES

  The Trust Debt Securities and Partnership Debt Securities (together, "Debt Securities") may each be issued in one or more series under a senior indenture (the "Senior Indenture") or a subordinated indenture (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indenture"), in each case between the Trust or the Operating Partnership and a Trustee (a "Trustee"), which may be the same Trustee, and in the forms that have been filed as exhibits to the Registration Statement, subject to the terms of such amendments or supplements thereto as may be entered into from time to time and filed with the Commission as exhibits to or incorporated by reference in the Registration Statement. The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Indentures, including the definitions therein of certain terms. Wherever particular sections or defined terms of the Indentures are summarized herein or in a Prospectus Supplement, it is intended that such sections or defined terms (including, unless otherwise indicated herein, definitions of terms capitalized in such summaries) shall be incorporated herein or therein by reference. The following sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered, will be described in the Prospectus Supplement relating to such Debt Securities. The Trust and the Operating Partnership are each referred to as an "Issuer" for purposes of the following summary.

  The Issuer's rights and the rights of its creditors, including the holders of the Debt Securities offered hereby, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors except, subject to certain limitations, to the extent that the Issuer may itself be a creditor with recognized claims against the subsidiary.

GENERAL

  The Indentures do not limit the aggregate principal amount of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued from time to time in one or more series. The Debt Securities will be direct obligations, secured or unsecured, of the Issuer. The Debt Securities issued under the Senior Indenture will rank on a parity with all other unsubordinated indebtedness of the Issuer. The Debt Securities issued under the Subordinated Indenture will be subordinate and junior in right of payment to all Senior Indebtedness of the Issuer, to the extent and in the manner set forth in the Subordinated Indenture. See "Special Terms Relating to Subordinated Debt Securities."

  Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the following terms, to the extent applicable: (a) the title and series of such Debt Securities; (b) any limit on the aggregate principal amount of such Debt Securities; (c) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which such Debt Securities will be issued; (d) the date or dates on which such Debt Securities will mature, or the method or methods, if any, by which such date or dates shall be determined; (e) the rate or rates (which may be fixed or variable) per annum at which such Debt Securities will bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined; (f) the date or dates from which such interest, if any, on such Debt Securities will accrue or the method or methods, if any, by which such date or dates are to be determined, the dates on which such Interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the Regular Record Dates for such Interest Payment Dates, if any; (g) the dates, if any, on which and the price or prices at which the Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or purchase fund provisions, be redeemed by the Company, and the other detailed terms and provisions of any such sinking fund or purchase fund; (h) the date, if any, after which and the price or prices at which the Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the holder thereof and the other detailed terms and provisions of such optional redemption; (i) the extent to which any of the Debt Securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for such global Debt Security, and the manner in which any interest payable on a temporary or permanent global Debt Security will be paid; (j) the denomination or denominations in which such Debt Securities are authorized to be issued; (k) whether any of the Debt Securities will be issued in bearer form and, if so, any limitations on issuance or conversion of such bearer Debt Securities (including exchange for registered Debt Securities of the same series); (l) information with respect to book-entry procedures; (m) whether any of the Debt Securities will be issued as Original Issue Discount Securities; (n) each office or agency where, subject to the terms of the related Indenture, such Debt Securities may be presented for registration of transfer or exchange; (o) the currencies or currency units in which such Debt Securities are issued and in which the principal of, interest on and additional amounts, if any, in respect of such Debt Securities will be payable; (p) whether the amount of payments of principal of, and interest and additional amounts, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on one or more currencies, currency units or composite currencies, commodities, equity indices or other indices) and the manner in which such amounts shall be determined; (q) whether the Issuer or a holder may elect payment of the principal of or interest on such Debt Securities in a currency, currencies, currency unit or units or composite currency or currencies other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency, currencies, currency unit or units, or composite currency or currencies in which such Debt Securities are denominated or stated to be payable and the currency, currencies, currency unit or units or composite currency or currencies in which such Debt Securities are to be so payable; (r) the identity of the Trustee, and if other than the applicable Trustee, the identity of each Security Registrar, Paying Agent and Authenticating Agent and the designation of the initial Exchange Rate Agent, if any; (s) if applicable, the defeasance of certain obligations by the Issuer pertaining to Debt Securities of the series; (t) the person to whom any interest on any registered Debt Security of the series shall be payable, if other than the person in whose name that Debt Security (or one or more predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the person to whom, any interest on any bearer Debt Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Debt Security on an Interest Payment Date will be paid if other than in the manner provided in the related Indenture; (u) whether and under what circumstances the Issuer will pay additional amounts (the term "interest," as used in this Prospectus, shall include such additional amounts) on such Debt Securities to any holder who is not a United States person (including any modification to the definition of such term as contained in the related Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether the Issuer will have the option to redeem such Debt Securities rather than pay such additional amounts (and the terms of any such option); (v) any deletions from, modifications of or additions to the Events of Default or covenants of the Issuer with respect to any of such Debt Securities; (w) whether such Debt Securities shall be convertible into or exchangeable for other Securities and, if so, the terms of any such conversion or exchange and the terms of such other Securities; (x) any other terms of the series (which will not be inconsistent with the provisions of the applicable Indenture); and (y) the terms of any guarantees, which may be conditional. The Prospectus Supplement relating to any particular guaranty offered thereby will include any additional terms of such guaranty, including the rank in priority and any covenants applicable to such guaranty.

  Debt Securities may be issued as Original Issue Discount Securities to be sold at a discount below their principal amount, which discount may be substantial. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder of such Original Issue Discount Security upon such acceleration will be determined in accordance with the applicable Prospectus Supplement, the terms of such Debt Security and the applicable Indenture, but will be an amount less than the amount payable at the maturity of such Original Issue Discount Security. All material federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

  Debt Securities may also be issued under the Indentures upon exercise of Debt Warrants. See "Description of Warrants."

REGISTRATION, TRANSFER, PAYMENT AND PAYING AGENT

  Unless otherwise indicated in the applicable Prospectus Supplement, each series of Debt Securities will be issued in registered form only, without coupons. The Indentures, however, provide that the Issuer may also issue Debt Securities in bearer form only, or in both registered and bearer form. Debt Securities issued in bearer form shall have interest coupons attached, unless issued as Original Issue Discount Securities. Debt Securities in bearer form shall not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person (as defined below) other than through offices located outside the United States of certain United States financial institutions. As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, or any estate or trust, the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of Debt Securities in bearer form will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Such procedures and limitations will be described in the Prospectus Supplement relating to the offering of the Debt Securities in bearer form.

  Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities will be issued in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer, exchange or conversion of the Debt Securities but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  Unless otherwise described in the Prospectus Supplement relating thereto, the principal, premium, if any, and interest, if any, of or on the Debt Securities will be payable, transfer of the Debt Securities will be registerable, and, if applicable, any Convertible Debt Securities (as hereinafter defined) will be convertible, at the office or agency of the Issuer maintained for that purpose, as the Issuer may designate from time to time, provided that payments of interest may be made at the option of the Issuer by check mailed to the address appearing in the Security Register of the person in whose name such registered Debt Security is registered at the close of business on the applicable Regular Record Date(s).

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of, premium, if any, and interest, if any, on Debt Securities in bearer form will be made payable, subject to any applicable laws and regulations, at such office outside the United States as specified in the Prospectus Supplement and as the Issuer may designate from time to time, at the option of the holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest and certain additional amounts on Debt Securities in bearer form will be made only against surrender of the coupon relating to the applicable Interest Payment Date. No payment with respect to any Debt Security in bearer form will be made at any office or agency of the Issuer in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

GLOBAL DEBT SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Debt Securities") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Debt Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing Debt Securities in definitive form represented thereby, a Global Debt Security may not be transferred except as a whole by the Depositary for such Global Debt Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Global Debt Securities, and certain limitations and restrictions relating to a series of bearer Global Debt Securities, will be described in the Prospectus Supplement relating to such series.

RESTRICTIVE COVENANTS

  The Indentures do not contain restrictive covenants, but the indenture supplement or amendment entered into at the time of the issuance of any Debt Securities may contain such restrictions on the Issuer and its operations. The applicable Prospectus Supplement will describe any restrictive covenants applicable to the Debt Securities that are issued thereunder.

OUTSTANDING DEBT SECURITIES

  Unless otherwise indicated in the applicable Prospectus Supplement, in determining whether the holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indentures: (a) the portion of the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable pursuant to the terms of such Original Issue Discount Security as of the date of such determination; (b) the principal amount of any Indexed Security shall be the principal face amount of such Indexed Security determined on the date of its original issuance; and (c) any Debt Security owned by the Issuer or any obligor on such Debt Security or any Affiliate of the Issuer or such other obligor, shall be deemed not to be outstanding.

MODIFICATION AND WAIVER

  The Issuer may amend the Indentures with the written consent of the holders of a majority in principal amount of the respective Debt Securities outstanding thereunder. However, without the consent of each Holder affected, an amendment may not: (a) reduce the amount of Debt Securities whose holders must consent to an amendment; (b) reduce the rate or change the time of payment of interest on any Debt Securities; (c) reduce the principal of or change the fixed maturity of Debt Securities; (d) make any Debt Securities payable in money other than that stated in the definitive notes representing such Debt Securities; (e) change the provisions of the respective Indenture regarding the right of a majority of the Holders to waive defaults under such Indenture or impair the right of any Holder to institute suit for the enforcement of any payment of principal and interest on the Debt Securities on and after their respective due dates; (f) make any change that adversely affects the right to convert or exchange any Convertible Debt Securities; or
(g) make any change to the provisions of the respective Indenture regarding subordination and seniority of the Debt Securities that adversely affects the rights of any Holders.

SPECIAL TERMS RELATING TO SUBORDINATED DEBT SECURITIES

  Upon any distribution of assets of the Issuer resulting from any dissolution, winding up, liquidation or reorganization, payments on Subordinated Debt Securities are to be subordinated, to the extent provided in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness, but the obligation of the Issuer to make payments on the Subordinated Debt Securities will not otherwise be affected. No payment on Subordinated Debt Securities may be made at any time when there is a default in the payment of any principal, premium, interest, Additional Amounts or sinking fund of or on any Senior Indebtedness. Holders of Subordinated Debt Securities will be subrogated to the rights of holders of Senior Indebtedness to the extent of payments made on Senior Indebtedness upon any distribution of assets in any such proceedings out of the distributive shares of Subordinated Debt Securities. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain creditors of the Issuer may recover more, ratably, than holders of Subordinated Debt Securities.

  The Prospectus Supplement relating to any Subordinated Debt Securities will set forth the aggregate amount of Senior Indebtedness outstanding as of the most recent date practicable and any limitations on the issuance of additional Senior Indebtedness. As of the date of this Prospectus, there is no limitation on the amount of Senior Indebtedness that may be issued by the Trust or the Operating Partnership.

CONVERSION OR EXCHANGE

  The holders of Debt Securities of a specified series that are convertible into or exchangeable for other Securities ("Convertible Debt Securities") will be entitled at certain times specified in the Prospectus Supplement relating to such Convertible Debt Securities, subject to prior redemption, exchange, repayment or repurchase, to convert or exchange any Convertible Debt Securities of such series into such other Securities, at the conversion price set forth in such Prospectus Supplement, subject to adjustment and to such other terms as are set forth in such Prospectus Supplement. Any such conversion or exchange of Convertible Debt Securities will be further subject to the applicable terms and conditions set forth in the Indentures, as supplemented or amended from time to time.

                        DESCRIPTION OF PREFERRED SHARES

GENERAL

  The rights, preferences, privileges and restrictions of the Preferred Shares in respect of which this Prospectus is delivered shall be described in the Prospectus Supplement relating to such Preferred Shares. Among the terms of the Preferred Shares which may be specified in the related Prospectus Supplement are the following: (a) the annual dividend rate, if any, or the means by which such dividend rate may be calculated (including without limitation the possibility that the rate of such dividends may bear an inverse relationship to some index or standard) and the date or dates from which such dividends shall accrue and the date or dates on which such dividends shall be paid and whether such dividends shall be cumulative; (b) the price at which and the terms and conditions on which the shares of such series of Preferred Shares may be redeemed, including the period of time during which such shares may be redeemed, any premium to be paid over and above the par value of such Preferred Shares, whether and to what extent accumulated dividends on such Preferred Shares will be paid upon the redemption of such shares; (c) the liquidation preference, if any, over and above the par value of such Preferred Shares and whether and to what extent the holders of such shares shall be entitled to accumulated dividends in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company; (d) whether the Preferred Shares shall be subject to the operation of a retirement or sinking fund and, if so, a description of the operation of such retirement or sinking fund; (e) the terms and conditions, if any, on which the Preferred Shares may be convertible into, or exchangeable for, shares of any other class or classes of equity interests in the Trust, including the price or rate of conversion or exchange and the method for effecting such conversion or exchange, provided that no Preferred Shares will be convertible into shares of a class that has superior rights or preferences as to dividends or distribution of assets of the Company upon the voluntary or involuntary dissolution or liquidation of the Company; (f) a description of the voting rights, if any, of the Preferred Shares; and (g) other preferences, rights, qualifications or restrictions or material terms of such Preferred Shares.

  The description of the foregoing provisions of the Preferred Shares as set forth in the related Prospectus Supplement is only a summary, does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the definitive Certificate of Amendment to the Trust's Declaration of Trust relating to such series of Preferred Shares. In connection with any offering of Preferred Shares, such Certificate of Amendment will be filed with the Commission as an exhibit to or incorporated by reference in the Registration Statement.

DEPOSITARY SHARES

  The Trust may, at its option, elect to offer fractional Preferred Shares, rather than full Preferred Shares. In the event such option is exercised, the Trust will issue receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to the Preferred Shares) of a share of such Preferred Shares.

  The Preferred Shares represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Trust and a bank or trust company selected by the Trust having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary Shares Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a Preferred Share represented by such Depositary Share, to all the rights and preferences of the Preferred Share, represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

  The above description of the Depositary Shares is only a summary, is not complete and is subject to, and is qualified in its entirety by, the description in the related Prospectus Supplement and the provisions of the Deposit Agreement (which will contain the form of Depositary Receipt), a copy of which will be filed with the Commission as an exhibit to or incorporated by reference in the Registration Statement.

                            DESCRIPTION OF WARRANTS

  The Trust may issue separately, or together with any Debt Securities or Preferred or Common Shares offered by any Prospectus Supplement, Warrants for the purchase of other Debt Securities or Preferred or Common Shares (collectively, "Warrants"). The Warrants may be issued under warrant agreements (each, a "Warrant Agreement") to be entered into between the Trust and a bank or trust company, as warrant agent (the "Warrant Agent"), or may be represented by certificates evidencing the Warrants (the "Warrant Certificates"), all as set forth in the Prospectus Supplement relating to the particular series of Warrants. The following summaries of certain provisions of the Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of any related Warrant Agreement and Warrant Certificate, respectively, including the definitions therein of certain terms. Wherever defined terms of the Warrant Agreement are summarized herein or in a Prospectus Supplement, it is intended that such defined terms shall be incorporated herein or therein by reference. In connection with any offering of Warrants, any such Warrant Agreement or a form of any such Warrant Certificate will be filed with the Commission as an exhibit to or incorporated by reference in the Registration Statement.

GENERAL

  The Prospectus Supplement relating to the particular series of Warrants offered thereby will describe the terms of the offered Warrants, any related Warrant Agreement and Warrant Certificate, including the following, to the extent applicable: (a) if the Warrants are offered for separate consideration, the offering price and the currency for which Warrants may be purchased; (b) if applicable, the designation, aggregate principal amount, purchase price, currency and terms of the series of Debt Securities purchasable upon exercise of the offered Debt Warrants; (c) if applicable, the designation, number, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the Preferred Shares purchasable upon exercise of Preferred Shares Warrants and the price at which such number of Preferred Shares may be purchased upon such exercise; (d) if applicable, the number of shares of Common Shares purchasable upon exercise of Common Shares Warrants and the price at which such number of Common Shares may be purchased upon such exercise; (e) the date, if any, on and after which the offered Warrants and the related Debt Securities and/or Preferred Shares and/or Common Shares will be separately transferable; (f) the date on which the right to exercise the offered Warrants shall commence and the date on which such right shall expire ("Expiration Date"); (g) a discussion of the specific U.S. federal income tax, accounting and other considerations applicable to the Warrants or to any Securities (including Original Issue Discount Debt Securities) purchasable upon the exercise of such Warrants; (h) whether the offered Warrants represented by Warrant Certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered; (i) any applicable anti-dilution provisions; (j) any applicable redemption or call provisions; (k) any applicable book entry provisions; and (l) any other terms of the offered Warrants.

  Warrant Certificates will be exchangeable on the terms specified in the related Prospectus Supplement for new Warrant Certificates of different denominations and Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement relating thereto. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Debt Securities or Preferred Shares or Common Shares purchasable upon such exercise, including the right in the case of Debt Warrants to payments of principal of or any premium or interest, if any, on the Debt Securities purchasable upon such exercise, or to enforce covenants in the applicable Indenture, and in the case of Preferred Shares Warrants and Common Shares Warrants, the right to receive payments of dividends or distributions of any kind, if any, on the Preferred Shares or Common Shares, respectively, purchasable upon exercise or to exercise any applicable right to vote.

EXERCISE OF WARRANTS

  Each Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or such number of Preferred Shares or Common Shares, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable from, the Prospectus Supplement relating to such Warrant, by payment of such exercise price in full in the currency and in the manner specified in such Prospectus Supplement. Warrants may be exercised at any time up to the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Trust); unexercised Warrants will become null and void.

  Upon receipt at the corporate trust office of the Warrant Agent or any other office indicated in the related Prospectus Supplement of (a) payment of the exercise price and (b) the Warrant Certificate properly completed and duly executed, the Trust will, as soon as practicable, forward the Debt Securities or Preferred Shares or Common Shares purchasable upon such exercise to the holder of such Warrant. If less than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining number of Warrants.

                       FEDERAL INCOME TAX CONSIDERATIONS
            WITH RESPECT TO THE TRUST AND THE OPERATING PARTNERSHIP

  The following summary of the material federal income tax considerations with respect to the Trust and the Operating Partnership regarding the offering of Securities is based on current law, is for general information only and is not tax advice. The tax treatment of a holder of any of the Securities will vary depending on the terms of the specific Securities acquired or held by such holder as well as such holder's particular situation, and this summary does not attempt to address any aspects of federal income taxation relating to holders of the Securities. Certain federal income tax consideration relevant to holders of Securities will be provided on the applicable Prospectus Supplement relating thereto.

  EACH PROSPECTIVE PURCHASER OF SECURITIES IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF THE SECURITIES AND OF THE TRUST'S ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE TRUST

  The Trust believes that, commencing with the Trust's taxable year ended December 31, 1994, the Trust has been organized and operated in such a manner as to qualify as a REIT under Sections 856 through 860 of the Code. The Trust intends to continue to operate in such a manner as to qualify for taxation as a REIT in the future, but no assurance can be given that is has or will remain qualified.

  The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the Code sections that govern the federal income taxation of a REIT. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

  Wolf, Block, Schorr and Solis-Cohen has opined that, commencing with the Trust's taxable year ended December 31, 1994, the Trust has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for future taxable periods. It must be emphasized that the opinion of Wolf, Block, Schorr and Solis-Cohen is based on certain assumptions and representations made by the Trust and the Operating Partnership as to factual matters. Moreover, such qualification and taxation as a REIT depend upon the Trust's future ability to meet, through actual annual operating results, certain distribution levels, the diversity of stock ownership requirements and the various other qualification tests imposed under the Code discussed below, the results of which may not be reviewed by Wolf, Block, Schorr and Solis-Cohen. Accordingly, no assurance can be given that the actual results of the Trust's operation for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see "--Failure to Qualify."

  As a REIT, the Trust generally is not subject to federal corporate income taxes on its net income that it currently distributes to shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that generally results from investment in a corporation. However, the Trust will be subject to federal income tax as follows. First, the Trust will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Trust may be subject to the "alternative minimum tax" on its items of tax preference. Third, if the Trust has (i) net income from the sale or other disposition of "foreclosure property" (generally property acquired by a REIT upon the default by a debtor with respect to indebtedness secured by the property or upon the default by a lessee where the REIT was the lessor) which is held primarily for sale to customers in the ordinary course of business or
(ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate tax rate on such income. Fourth, if the Trust has net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fifth, if the Trust should fail to satisfy the 75% gross income test or the 95% gross income test (discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Trust fails the 75% test or the 95% test in the taxable year, multiplied by a fraction generally intended to reflect the Trust's profitability. Sixth, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Trust acquires any asset from a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in the Trust's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Trust recognizes gain on the disposition of such asset during the 10-year period following acquisition of the asset, then, pursuant to guidelines issued by the Internal Revenue Service (the "IRS"), to the extent of the "built-in gain," the excess of the fair market value of the asset on the date acquired over its adjusted tax basis at that date, such gain will be subject to tax at the highest regular corporate rate. The result described above with respect to the recognition of built-in gain assumes the Trust is eligible to make, and makes, an election pursuant to IRS Notice 88-19.

REQUIREMENTS FOR QUALIFICATION

  The Code defines a REIT as a corporation, trust or association (1) that is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (4) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons;
(6) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities as "individuals" for these purposes); and (7) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made by the Trust to be taxed as a REIT. For purposes of determining stock ownership under the rule limiting ownership by five or fewer individuals, REIT shares held by a pension fund generally are treated as held proportionately by its beneficiaries.

  The Trust has satisfied conditions (5) and (6) above. In making the "five or fewer individual" determination, if treating interests in the Operating Partnership that can be converted into shares of the Trust as converted into outstanding shares would cause the Trust to fail that test, the interests are deemed to have been converted. In addition, the Trust's Declaration of Trust provides for restrictions regarding transfer of its shares, in order to assist the Trust in continuing to satisfy the share ownership requirements described in (5) and (6) above. Such transfer restrictions are included in the Trust's Registration Statement on Form 8-A, which is incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

  Code Section 856(i) provides that a corporation which is a "qualified REIT subsidiary" is not to be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified

REIT subsidiary" are treated as assets, liabilities, and such items (as the case may be) of the REIT. A qualified REIT subsidiary is a corporation 100% of the stock of which is held by the REIT at all times during the existence of the corporation. Thus, in applying the requirements described herein, the Trust's "qualified REIT subsidiaries" are ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and items of the Trust.

  In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests described below. The Trust's proportionate share of the assets, liabilities and items of income of the Operating Partnership and the other partnerships through which the Trust's properties are owned (the "Property Partnerships") will be treated as assets, liabilities and items of income of the Trust for purposes of applying the requirements described herein. The references to the gross income or assets of the Trust, as discussed immediately below in "Income Tests" and "Assets Tests," include the Trust's proportionate share of the gross income or assets, as the case may be, of the Operating Partnership and the Property Partnerships.

INCOME TESTS

  For the Trust to maintain its qualification as a REIT, the Trust must satisfy three separate tests based on the nature of the underlying gross income. These requirements must be satisfied annually. First, at least 75% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or certain types of "qualified temporary investment income." Second, at least 95% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities or from any combination of the foregoing. Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Trust's gross income (including gross income from prohibited transactions) for each taxable year.

  Rents received by the Trust will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above provided that several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally is not excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Special rules apply where the tenant is a sublessor with respect to property which permits a REIT to receive rent determined by reference to the income or profits of the tenant in some cases. Second, the Code provides that rents received from a tenant do not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or a direct or indirect owner of 10% or more of the REIT, directly or constructively, owns 10% or more of such tenant (a "Related Party Tenant"). Although the Trust may lease portions of its properties to tenants that may constitute Related Party Tenants, the Trust does not believe that the rents attributable to such leases would cause the Trust to fail to satisfy the 75% or 95% gross income tests. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, the portion of rent attributable to such personal property will not qualify as "rents from real property." The Trust does not anticipate that the rent attributable to the personal property leased in connection with the real property will be greater than 15% of the total rent received under the lease or, if it was as to any particular lease or group of leases, that the rent attributable to the personal property would cause the Trust to fail to satisfy the 75% or 95% gross income tests. Finally, in order for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor that is adequately compensated and from whom the REIT derives no revenue; provided, however, that the Trust may directly perform services "usually and customarily" rendered in connection with the rental of space for occupancy only and that are not otherwise considered "rendered to the occupant" of the property. The Trust has represented that it does not and will not knowingly (i) charge rent for any property that is based in whole or in part on the income or profits of any person or (ii) directly perform services considered to be rendered to the occupant of property.

  The Trust is a self-managed REIT; i.e., the Operating Partnership performs all of the management and leasing functions with respect to the properties it owns; provided that the services called for do not cause the rents received with respect to those leases to fail to qualify as "rents from real property." To the extent that the services provided are not "usual and customary" under the foregoing rules, the Trust will employ a qualifying independent contractor to render the services. The Trust may provide property management and leasing services to third parties and will provide services to an affiliated entity for a fee. Although such income will not be qualifying income under the 75% and 95% gross income tests, the Trust does not expect that the revenue derived from such services would cause it to fail to qualify as a REIT.

  For purposes of the gross income test, the term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

  Any gross income derived from a prohibited transaction is taken into account in applying the 30% income test necessary to maintain the Trust's qualification as a REIT (and the net income from that transaction is subject to a 100% tax). The Operating Partnership and the Trust believe that no asset owned by the Operating Partnership, the Property Partnerships or the Trust is inventory property or property held for sale to customers or in the ordinary course of business of the Operating Partnership, the relevant Property Partnership or the Trust. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. The Trust, Operating Partnership and the Property Partnerships will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that the Trust can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of business." Assets owned by Liberty Development may constitute property held for sale, although the Trust owns an interest solely as a shareholder in such entity.

  Generally, the failure to satisfy either or both of the 75% and 95% gross income tests will cause the REIT status of the Trust to terminate with the taxable year in which the failure occurs. Relief from the adverse consequences of such failure is available if the Trust's failure to meet such tests was due to reasonable cause and not willful neglect, the Trust attaches a schedule of the nature and the sources of its gross income to its income tax return, and any incorrect information set forth on the schedule is not due to fraud with intent to evade tax. It is not possible to state whether, in all circumstances, the Trust would be entitled to the benefit of these relief provisions. As discussed above in "Taxation of the Trust," even if these relief provisions apply, a tax would be imposed with respect to the excess of 75% or 95% of the Trust's gross income over the Trust's qualifying income in the relevant category, whichever is greater. This statutory relief is available only for failures to satisfy the 75% and 95% gross income tests and no such relief is available for a failure to satisfy the 30% gross income test. In such case, the Trust would cease to qualify as a REIT.

ASSET TESTS

  The Trust, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Trust's total assets must be represented by real estate assets (including (i) its allocable share of real estate assets held by partnerships in which the Trust owns an interest or held by "qualified REIT subsidiaries" of the Trust and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Trust), cash, cash items and governmental securities. Second, not more than 25% of the Trust's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Trust may not exceed 5% of the value of the Trust's total assets and the Trust may not own more than 10% of any one issuer's outstanding voting securities (excluding the stock of a qualified REIT subsidiary, of which the REIT is required to own all of the stock, or of another real estate investment trust).

  The Operating Partnership owns 8.0% of the voting common stock and 100% of the non-voting common stock of Liberty Development. By virtue of its ownership of partnership interests in the Operating Partnership, the Trust owns its pro rata share of the common stock of Liberty Development. The Operating Partnership does not own more than 10% of the voting securities of Liberty Development and, therefore, the Trust will not own more than 10% of the voting securities of Liberty Development. The IRS could contend that the Trust, through its interest in the Operating Partnership, should be viewed as owning more than 10% of the voting securities of Liberty Development because of its substantial economic position in Liberty Development and the close business relationship between the two entities. If such contention were sustained, the Trust would not qualify as a REIT. The Operating Partnership does not posses the requisite power to elect or designate a member of the Board of Directors of Liberty Development, and there is no understanding or arrangement permitting the Trust to exercise voting power or control over the voting common stock of Liberty Development not owned by it. Accordingly, Wolf, Block, Schorr and Solis-Cohen and the Trust do not believe that the Trust will be viewed as owning in excess of 10% of the voting securities of Liberty Development. Based on its analysis of the estimated value of the securities of the subsidiaries to be owned by the Operating Partnership relative to the estimated value of the other assets to be owned by the Operating Partnership, the Trust has determined that its pro rata share of the securities of Liberty Development held by the Operating Partnership does not exceed 5% of the total value of the Trust's assets. No independent appraisals will be obtained to support this conclusion and Wolf, Block, Schorr and Solis-Cohen, in rendering its opinion as to the qualification of the Trust as a REIT, is relying solely on the representations of the Trust regarding the value of Liberty Development. The 5%-of-value requirement must be satisfied each time the Trust increases its ownership of securities of Liberty Development (including as a result of increasing its interest in the Operating Partnership as its limited partners exercise their conversion rights). Although the Trust plans to take steps to insure that it satisfies the 5% value test for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful or will not require a reduction in the Operating Partnership's overall interest in Liberty Development.

  After initially meeting the asset tests at the close of any quarter, the Trust will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of any quarter as may be required to cure any non-compliance.

ANNUAL DISTRIBUTION REQUIREMENTS

  The Trust, to qualify as a REIT is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (A) the sum of (i) 95% of the "REIT taxable income" of the Trust (computed without regard to the dividends paid deduction and the Trust's net capital gain) and (ii) 95% of the net taxable income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Trust timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent the Trust does not distribute all of the net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax on the undistributed amount at the regular corporate tax rates applicable to such income. Furthermore, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

  The Trust has made, and intends to make, timely distributions to its shareholders in amounts sufficient to satisfy the annual distribution requirements. The Operating Partnership, as the general partner of each Property Partnership, is authorized under the various partnership agreements to cause distributions to be made to their respective partners of all available cash to permit the Trust to meet the annual distribution requirement. It is possible that, from time to time, the Trust may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at REIT taxable income. Further, it is possible that, from time to time, the Trust may be allocated a share of net capital gain attributable to the sale of depreciable property which exceeds its allocable share of cash attributable to that sale. In such cases, the Trust may have less cash available for distribution than is necessary to meet the annual 95% distribution requirement or to avoid tax with respect to the capital gain or the excise tax imposed on certain undistributed income. To meet the 95% distribution requirement necessary to qualify as a real estate investment trust or to avoid tax with respect to capital gain or the excise tax imposed on certain undistributed income, the Trust may find it appropriate to arrange for short-term (or possibly long-term) borrowings or to pay distributions in the form of taxable stock dividends. Any such borrowings for the purpose of making distributions to shareholders of the Trust are required to be arranged through the Operating Partnership.

  Under certain circumstances, the Trust may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in the Trust's deduction for dividends paid for the earlier year. Thus, the Trust may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Trust will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

  Pursuant to applicable Treasury Regulations, in order to qualify as a REIT, the Trust must maintain certain records and timely request certain information from its shareholders designed to disclose the actual ownership of its stock. The Trust believes it has complied, and intends to continue to comply, with such requirements.

FAILURE TO QUALIFY

  If the Trust fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Trust would be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders of the Trust in any year in which the Trust failed to qualify would not be deductible by the Trust nor would there be a requirement to make distributions. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders of the Trust would be taxable as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Trust would also be disqualified from taxation as a REIT for the four taxable years following the year in which qualification was lost. It is not possible to state whether in all circumstances the Trust would be entitled to such statutory relief.

OTHER TAX CONSIDERATIONS

  The Trust may be subject to state or local taxation in various state or local jurisdictions, including those in which it transacts business. The state and local tax treatment of the Trust may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Trust.

  To the extent that the Trust engages in real estate development activities in foreign countries or invests in real estate located in foreign countries, the Trust's profits from such activities or investments will generally be subject to tax in the countries where such activities are conducted or such properties are located. The precise nature and amount of such taxation will depend on the laws of the countries where the activities are conducted or the properties are located. Although the Trust will attempt to minimize the amount of such foreign taxation, there can be no assurance as to whether or the extent to which measures taken to minimize such taxes will be successful. If the Trust satisfies the annual distribution requirements for qualification as a REIT and is, therefore, not subject to federal corporate income tax on that portion of its ordinary income and capital gain that is currently distributed to its shareholders, the Trust will generally not be able to recover the cost of any foreign tax imposed on such profits from its foreign activities or investments by claiming foreign tax credits against its federal income tax liability on such profits. Moreover, the Trust will not be able to pass foreign tax credits through to its shareholders. As a result, to the extent that the Trust is required to pay taxes in foreign countries, the cash available for distribution to its shareholders will be reduced accordingly.

  The Operating Partnership will receive fees from an affiliated entity as consideration for services that the Operating Partnership will provide to such entity in connection with the development and management of the Kings Hill project in the United Kingdom ("U.K."). The amount of this fee income will not be qualifying income for purposes of the 75% or 95% gross income tests, although the Trust does not expect that the revenue derived from such services would cause it to fail the 75% or 95% gross income tests. The Trust may be subject to Corporation Tax in the U.K. at the rate of 33% on its share of such fee income if the Trust is deemed to have a branch or agency in the U.K. as a result of services that may be performed for such entity in the U.K. In addition, rental income received by the Trust with respect to leases of real property in the U.K. would be subject to U.K. withholding tax at the rate of 25%. It is possible that such rental income (together with any gain arising from the sale or other disposition of such properties) could instead be subject to Corporation Tax in the U.K. at the rate of 33% if the U.K. Inland Revenue did not regard the Trust as holding the properties for purposes of long term investment or if such income or gain were deemed attributable to a branch or agency of the Trust in the U.K. Such U.K. taxes will reduce the amount of cash available for distribution by the Trust to its shareholders out of such income.

TAX ASPECTS OF THE TRUST'S INVESTMENTS IN PARTNERSHIPS

  The following discussion summarizes certain federal income tax considerations applicable solely to the Trust's investment in the Operating Partnership and the Property Partnerships (collectively, the "Partnerships").

CLASSIFICATION AS A PARTNERSHIP

  The Trust will be required to include in its income its distributive share of the Operating Partnership's income and to deduct its distributive share of the Operating Partnership's losses, and the Trust and the Operating Partnership will be required to include in computing their income their respective distributive shares of the income and losses of the Property Partnerships only if the Operating Partnership and each of the Property Partnerships is classified, for federal income tax purposes, as a partnership rather than as an association taxable as a corporation.

  For taxable periods prior to January 1, 1997, an organization formed as a partnership was treated as a partnership rather than as a corporation for federal income tax purposes only if it possessed no more than two of the four corporate characteristics that the Treasury Regulations used to distinguish a partnership from a corporation. These four characteristics were continuity of life, centralization of management, limited liability, and free transferability of interests. Although neither the Operating Partnership nor the Property Partnerships requested a ruling from the IRS that they would be classified as partnerships for Federal income tax purposes, rather than as associations taxable as corporations, Wolf, Block, Schorr and Solis-Cohen had opined that, based on the provisions of the respective Partnership Agreements of the Operating Partnership and each Property Partnership, and certain factual assumptions and representations as to each of them, the Operating Partnership and each Property Partnership will be treated as partnerships for federal income tax purposes and not as associations taxable as corporations. Effective January 1, 1997, newly promulgated Treasury Regulations eliminated the four-factor test described above and, instead, permit partnerships and other non-corporate entities to be taxed as partnerships for federal income tax purposes without regard to the number of corporate characteristics possessed by such entity. Under those Regulations, both the Operating Partnership and each of the Property Partnerships will be classified as partnerships for federal income tax purposes unless an affirmative election is made by the entity to be taxed as a corporation. The Trust has represented that no such election has been made, or is anticipated to be made, on behalf of the Operating Partnership or any of the Property Partnerships. Under a special transitional rule in the Regulations, the IRS will not challenge the classification of an existing entity such as the Operating Partnership or a Property Partnership for periods prior to January 1, 1997 if: (i) the entity has a "reasonable basis" for its classification; (ii) the entity and each of its members recognized the federal income tax consequences of any change in classification of the entity made within the 60 months prior to January 1, 1997; and (iii) neither the entity nor any of its members had been notified in writing on or before May 8, 1996 that its classification was under examination by the IRS. Neither the Partnership nor any of the Property Partnerships changed their classification within the 60 month period preceding May 8, 1996, nor was any one of them notified that their classification as a partnership for federal income tax purposes was under examination by the IRS. Therefore, in reliance on the opinion previously rendered by Wolf, Block, Schorr and Solis-Cohen, the Operating Partnership and each of the Property Partnerships should continue to be taxed as partnerships for federal tax purposes.

  If for any reason the Operating Partnership or a Property Partnership were taxable as a corporation rather than as a partnership for federal income tax purposes, the Trust would not be able to satisfy the income and asset requirements for status as a REIT. In addition, any change in the Operating Partnership's status or that of a Property Partnership for tax purposes might be treated as a taxable event, in which case the Trust might incur a tax liability without any related cash distribution. See "--Taxation of the Trust," above. Further, items of income and deduction for the Operating Partnership or a Property Partnership would not pass through to the respective partners, and the partners would be treated as stockholders for tax purposes. Each Partnership would be required to pay income tax at regular corporate tax rates on its net income and distributions to partners would constitute dividends that would not be deductible in computing the Partnership's taxable income.

INCOME TAXATION OF THE PARTNERSHIPS

 Partners, Not the Operating Partnership or Property Partnerships, Subject to
Tax

  A partnership is not a taxable entity for federal income tax purposes. Rather, the Trust will be required to take into account its allocable share of the income, gains, losses, deductions and credits of each of the Operating Partnership and the Property Partnerships for any taxable year of such Partnerships ending within or with the taxable year of the Trust, without regard to whether the Trust has received or will receive any cash distributions. The same will be true for the Operating Partnership with respect to its allocable share of the income, gains, losses, deductions and credits of each of the Property Partnerships.

 Partnership Allocations

  Although a partnership agreement generally will determine the allocation of income and losses among partners, the allocations provided in the partnership agreement will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

  If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of each of the Operating Partnership and the Property Partnerships are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

 Tax Allocations With Respect to Pre-Contribution Gain

  Pursuant to Section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with the unrealized gain associated with the property at the time of the contribution. The amount of such unrealized gain is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (the "Book-Tax Difference"). In general, the fair market value of the properties owned (directly or indirectly) by the Trust and interests in Property Partnerships contributed to the Operating Partnership has been substantially in excess of their respective adjusted tax bases. The Partnership Agreements of each of the Operating Partnership and the Property Partnerships require that allocations attributable to each item of contributed property be made so as to allocate the tax depreciation available with respect to such property first to the partners other than the partner that contributed the property, to the extent of, and in proportion to, their book depreciation, and then, if any tax depreciation remains, to the partner that contributed the property. Upon the disposition of any item of contributed property, any gain attributable to the "built-in" gain of the property at the time of contribution would be allocated for tax purposes to the contributing partner. These allocations are intended to be consistent with the Treasury Regulations under Section 704(c) of the Code.

  In general, participants in the formation of the Trust (and the Partnerships) have been allocated disproportionately lower amounts of depreciation deductions for tax purposes relative to their percentage interests in the Operating Partnership, and disproportionately greater shares relative to their percentage interests in the Operating Partnership of the gain on the sale by the Partnerships of one or more of the contributed properties. These tax allocations will tend to reduce or eliminate the Book-Tax Difference over the life of the Partnerships. Because the Partnership Agreements of the Partnerships adopt the "traditional method" in obtaining items allocable under Section 704(c) of the Code, the amounts of the special allocations of depreciation and gain under the special allocation rules of
Section 704(c) of the Code may be limited by the so-called "ceiling rule" and may not always eliminate the Book-Tax Difference on an annual basis or with respect to a specific transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Partnerships may cause the Trust to be allocated less depreciation than would be available for newly purchased properties.

  The foregoing principles also apply in determining the earnings and profits of the Trust. The application of these rules may result in a larger share of the distributions from the Trust being taxable to shareholders as dividends.

 Basis in Operating Partnership Interest

  The Trust's adjusted tax basis in its partnership interest in the Operating Partnership generally (i) will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by the Trust plus the fair market value of the Shares it issues or cash it pays upon conversion of interests in the Operating Partnership, (ii) has been, and will be, increased by (a) its allocable share of the Operating Partnership's income and
(b) its allocable share of indebtedness of the Operating Partnership and of the Property Partnerships and (iii) has been, and will be, reduced (but not below zero) by the Trust's allocable share of (a) the Operating Partnership's loss and (b) the amount of cash distributed to the Trust, and by constructive distributions resulting from a reduction in the Trust's share of indebtedness of the Operating Partnership and the Property Partnerships.

  If the allocation of the Trust's distributive share of the Operating Partnership's loss would reduce the adjusted tax basis of the Trust's partnership interest in the Operating Partnership below zero, the loss is deferred until such time as the recognition of such loss would not reduce the Trust's adjusted tax basis below zero. To the extent that the Operating Partnership's distributions, or any decrease in the Trust's share of the indebtedness of the Operating Partnership or a Property Partnership (each such decrease being considered a constructive cash distribution to the partners), would reduce the Trust's adjusted tax basis below zero, such distributions (including such constructive distributions) would be includible as taxable income to the Trust in the amount of such excess. Such distributions and constructive distributions would normally be characterized as capital gain, and if the Trust's partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently, one year), the distributions and constructive distributions would constitute long-term capital gain. Based on certain undertakings by limited partners of the Operating Partnership, the Subordinated

Debentures issued by the Operating Partnership are allocated for purposes of
Section 752 of the Code disproportionately in favor of certain limited partners.

SALE OF THE PARTNERSHIPS' PROPERTY

  Generally, any gain realized by the Operating Partnership or a Property Partnership on the sale of property held by the Operating Partnership or a Property Partnership, or on the sale of partnership interests in the Property Partnerships, if the property or partnership interests are held for more than one year, will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture.

  The Trust's share of any gain realized on the sale of any property held by the Operating Partnership or a Property Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the trade or business of any of the Operating Partnership or the Property Partnerships will, however, be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "--Requirements for Qualification" and "--Income Tests." Such prohibited transaction income may also have an adverse effect upon the Trust's ability to satisfy the income tests for REIT status. See "--Requirements For Qualification" and "--Income Tests," above. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership and the Property Partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating their properties and to make such occasional sales of such properties, including peripheral land, as are consistent with the investment objectives of the Trust and the Operating Partnership.

                             PLAN OF DISTRIBUTION

  The Trust and/or the Operating Partnership, as the case may be, may sell the Securities being offered hereby: (a) directly to purchasers; (b) through agents; (c) through underwriters; (d) through dealers; or (e) through a combination of any such methods of sale. The Securities may also be used as all or part of the consideration to be paid by the Trust or the Operating Partnership for the acquisition of non-operating assets for which financial statements would not be required to be filed with the Commission, or in exchange for units of limited partnership interest of the Operating Partnership. In addition, Common Shares may be offered hereby in exchange for certain debt securities of the Operating Partnership that are exchangeable for such Common Shares.

  The distribution of the Securities may be effected from time to time in one or more transactions: (a) at a fixed price or at final prices, which may be changed; (b) at market prices prevailing at the time of sale; (c) at prices related to such prevailing market prices; or (d) at negotiated prices. Offers to purchase Securities may be solicited directly by the Trust or the Operating Partnership, as the case may be, or by agents designated by the Trust or the Operating Partnership, as the case may be, from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Trust or the Operating Partnership, as the case may be, to such agent will be set forth, in the applicable Prospectus Supplement.

  If an underwriter is, or underwriters are, utilized in the offer and sale of Securities in respect of which this Prospectus and the accompanying Prospectus Supplement are delivered, the Trust and/or the Operating Partnership will execute an underwriting agreement with such underwriter(s) for the sale to it or them and the name(s) of the underwriter(s) and the terms of the transaction will be set forth in such Prospectus Supplement, which will be used by the underwriter(s) to make resales of the Securities in respect of which this Prospectus and such Prospectus Supplement are delivered to the public.

  If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Trust and/or the Operating Partnership will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

  Certain of the underwriters, dealers or agents utilized by the Trust and/or the Operating Partnership in any offering hereby may be customers of, including borrowers from, engage in transactions with, and perform services for, the Trust and/or the Operating Partnership or one or more of their respective affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with the Trust or the Operating Partnership, as the case may be, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

  Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members, if any, to bid for and purchase the Securities. As an exception to these rules, the representatives of the underwriters, if any, are permitted to engage in certain transactions that stabilize the price of the Securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities.

  If underwriters create a short position in the Securities in connection with the offering thereof, (i.e., if they sell more Securities than are set forth on the cover page of the applicable Prospectus Supplement), the representatives of such underwriters may reduce that short position by purchasing Securities in the open market. Any such representatives also may elect to reduce any short position by exercising all or part of the over-allotment option described in the applicable Prospectus Supplement.

  Any such representatives also may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase Securities in the open market to reduce the underwriters' short position or to stabilize the price of the Securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering thereof.

  In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in the offering.

  Neither the Company nor any of the underwriters, if any, makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Securities. In addition, neither the Company nor any of the underwriters, if any, makes any representation that the representatives of the underwriters, if any, will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                                LEGAL OPINIONS

  Wolf, Block, Schorr and Solis-Cohen, Philadelphia, Pennsylvania, has rendered an opinion with respect to the legality of the Securities to be issued by the Operating Partnership. Weinberg & Green LLC, Baltimore, Maryland, has rendered an opinion with respect to the legality of the Securities to be issued by the Trust. The statements in this Prospectus under the caption "Federal Income Tax Considerations with Respect to the Trust and the Operating Partnership" and the other statements herein relating to the Trust's qualification as a real estate investment trust will be passed upon for the Trust by Wolf, Block, Schorr and Solis-Cohen, although such firm has rendered no opinion as to matters involving the imposition of non-U.S. taxes on the operations of, and distributions of payments from, its United Kingdom affiliate. Michael M. Dean, a partner of Wolf, Block, Schorr and Solis-Cohen, is the sole trustee of irrevocable trusts established by three of the Trust's senior executives for the benefit of their respective children. Each of such trusts received limited partnership interests in the Operating Partnership in connection with the Company's formation in exchange for interests in the Rouse Group owned by such trusts.

                                    EXPERTS

  The consolidated financial statements of the Trust and the Operating Partnership for the years ended December 31, 1996 and 1995 and the period from June 23, 1994 through December 31, 1994 and the combined financial statements of the Rouse Group for the period January 1, 1994 through June 22, 1994, appearing in the Annual Reports (Form 10-K) of the Trust and the Operating Partnership for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  The statement of operating revenues and certain operating expenses of 650-660 E. Swedesford Road for the years ended December 31, 1996 and 1995 appearing in the Current Reports (Form 8-K) of the Trust and the Operating Partnership, filed February 13, 1997, have been audited by Fegley & Associates, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such statement of operating revenues and certain operating expenses is incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The statement of operating revenues and certain operating expenses of the Minnesota Properties for the year ended December 31, 1996 appearing in the Current Reports (Form 8-K) of the Trust and the Operating Partnership, filed March 5, 1997, have been audited by Fegley & Associates, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such statement of operating revenues and certain operating expenses is incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The statement of operating revenues and certain operating expenses of the South Carolina Properties for the year ended December 31, 1996 appearing in the Current Reports (Form 8-K) of the Trust and the Operating Partnership filed March 5, 1997 have been audited by Fegley & Associates, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such statement of operating revenues and certain operating expenses is incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

               Part II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses of the sale and distribution of the Securities being registered, all of which are being borne by the Company. Such costs and expenses do not include amounts that may be incurred upon the issuance of certain types of securities represented hereunder.

    Securities and Exchange Commission registration fee....    $257,576
    NASD Filing Fee........................................    $ 30,500
    Printing and engraving.................................    $200,000
    Blue Sky fees and expenses.............................    $ 10,000
    Trustees' fees and expenses............................    $ 10,000
    Legal and accounting fees and expenses.................    $100,000
    Miscellaneous..........................................    $ 41,924
                                                               --------
          Total............................................    $650,000
                                                               ========

    All expenses except the Securities and Exchange Commission registration fee and the NASD filing fee are estimated.

Item 15.  Indemnification of Directors and Officers.

The Trust

     Under Section 8-301(15) and 2-418 of the Maryland General Corporation Law, as amended, the Trust has the power to indemnify trustees and officers under certain prescribed circumstances (including when authorized by a majority vote of a quorum of disinterested trustees, by a majority vote of a committee of two or more disinterested trustees, by independent legal counsel, or by shareholders) and, subject to certain limitations (including, unless otherwise determined by the proper court, when such trustee or officer is adjudged liable to the Trust), against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his or her being a trustee or officer of the Trust if it is determined that he or she acted in accordance with the applicable standard of conduct set forth in such statutory provisions including when such trustee or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Trust's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Article XII of the Trust's By-laws provides that the Trust has the power to indemnify trustees, officers and shareholders of the Trust against expenses (including legal fees) reasonably incurred by any of them in connection with the successful defense of a proceeding to which such person was made a party by reason of such status, whether the success of such defense was on the merits or otherwise, to the maximum extent permitted by law. The trustees, officers and shareholders of the Trust also have the right, in certain circumstances, to be paid in advance for expenses incurred in connection with any such proceedings.

The Operating Partnership

     Section 8570 of the Pennsylvania Revised Uniform Limited Partnership Act authorizes the Operating Partnership to indemnify any partner or other person from and against any and all claims and demands whatsoever, unless it is determined by a court that the act or omission giving rise to the claim of indemnification constituted willful misconduct or recklessness.

     Reference is made to Section 7.8 of the Operating Partnership's First Restated and Amended Limited Partnership Agreement (the "Partnership Agreement"), a copy of which is filed as Exhibit 3.1 to the Registration Statement, which provides for indemnification of the general partners and others. Section 7.8(d) of the Partnership Agreement authorizes the Operating Partnership to purchase and maintain insurance on behalf of the general partner and others against any liability that may be asserted against or expenses that may be incurred by such person regardless of whether the Operating Partnership would have the power to indemnify such person against liability under the Partnership Agreement.

     Reference is made to Section 7.9 of the Partnership Agreement which limits the general partner's liability for monetary or other damages.

Item 16.  Exhibits.

      Item                 Description
      ----                 -----------

*     3.1                  First Restated and Amended Agreement of Limited
                           Partnership, dated June 19, 1995, of the Operating
                           Partnership (the "Agreement of Limited Partnership").

**    3.1.1                Second Amendment to Agreement of Limited
                           Partnership, dated as of June 19, 1995.

+     3.1.2                Third Amendment to Agreement of Limited Partnership,
                           dated December 30, 1996.

***   3.2                  Declaration of Trust, as amended, of the Trust.

***   3.3                  By-laws of the Trust.

****  4.1                  Form of Senior Indenture.

****  4.2                  Form of Subordinated Indenture.

      5.1                  Opinion and Consent of Wolf, Block, Schorr and
                           Solis-Cohen.

      5.2                  Opinion and Consent of Weinberg & Green LLC.

      12.1                 Statements regarding computation of certain ratios.

      23.1                 Consent of Ernst & Young LLP.

      23.2                 Consent of Fegley & Associates.

      23.3 Consent of Wolf, Block, Schorr and Solis-Cohen (included in Exhibit 5.1).

      23.4                 Consent of Weinberg & Green LLC
                           (included in Exhibit 5.2).

+     24.1                 Powers of Attorney (included on signature pages
                           included in this Registration Statement).
------------------------
* Incorporated by reference to the exhibit of the same number filed with the Registrants' Quarterly Report on Form 10-Q dated August 14, 1995.

** Incorporated by reference to the exhibit of the same number filed with the Registrants' Annual Report on Form 10-K for the fiscal year ended
      December 31, 1995.

*** Incorporated by reference to the exhibit of the same number filed with the Trust's Registration Statement on Form S-11, SEC File No. 33-77084.

**** Incorporated by reference to the exhibit of the same number filed with the Registrants' Registration Statement on Form S-3, SEC File No. 33-94782.

   +  Previously filed.

           Additional exhibits to the Registration Statement will be filed with or incorporated by reference in the Registration Statement in connection with the future amendments or supplements to the prospectus forming a part of the Registration Statement.

Item 17.  Undertakings.

     (a)  The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that the undertakings set forth in clauses (i) and
     (ii) of this paragraph shall not apply if the information required to be included in such post-effective amendments is contained in periodic reports filed by the Registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of either Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by either of them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d)  The undersigned Registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A under the Securities Act and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 as amended (the "TIA") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TIA.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania, on the 6th day of March, 1997.

                                       LIBERTY PROPERTY TRUST



                                       By: /s/ Willard G. Rouse III
                                           -------------------------------
                                           Willard G. Rouse III
                                           Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities with the above Registrant and on the dates indicated.

Signature                                    Title                                             Date
---------                                    -----                                             ----


/s/ Willard G. Rouse III                     Chairman of the Board of Trustees                 March 6, 1997
-------------------------------              and Chief Executive Officer
Willard G. Rouse III                         (Principal Executive Officer)



/s/ George J. Alburger, Jr.                  Chief Financial Officer                           March 6, 1997
-------------------------------              (Principal Financial and
George J. Alburger, Jr.                      Accounting Officer)

Signature                         Title              Date
---------                         -----              ----


             *                    Trustee            March 6, 1997
-----------------------------
Frederick F. Buchholz



             *                    Trustee            March 6, 1997
-----------------------------
George F. Congdon



/s/ Joseph P. Denny               Trustee            March 6, 1997
-----------------------------
Joseph P. Denny



             *                    Trustee            March 6, 1997
-----------------------------
J. Anthony Hayden



             *                    Trustee            March 6, 1997
-----------------------------
M. Leanne Lachman



             *                    Trustee            March 6, 1997
-----------------------------
David L. Lingerfelt



             *                    Trustee            March 6, 1997
-----------------------------
John A. Miller



             *                    Trustee            March 6, 1997
-----------------------------
Stephen B. Siegel



*By: /s/ Willard G. Rouse III
     ------------------------
     Willard G. Rouse III
     Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania, on the 6th day of March, 1997.

                                       LIBERTY PROPERTY LIMITED
                                       PARTNERSHIP

                                       BY:  Liberty Property Trust, as its
                                            sole general partner




                                             By: /s/ Willard G. Rouse III
                                                 ------------------------------
                                                 Willard G. Rouse III
                                                 Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated with the sole general partner of the above Registrant and on the dates indicated.


Signature                            Title                                  Date
---------                            -----                                  ----



/s/ Willard G. Rouse III             Chairman of the Board of Trustees      March 6, 1996
------------------------------       and Chief Executive Officer
Willard G. Rouse III                 (Principal Executive Officer)

Signature                             Title                              Date
---------                             -----                              ----



/s/ George J. Alburger, Jr.           Chief Financial Officer            March 6, 1997
-------------------------------       (Principal Financial and
George J. Alburger, Jr.               Accounting Officer)



               *                      Trustee                            March 6, 1997
-------------------------------
Frederick F. Buchholz



               *                      Trustee                            March 6, 1997
-------------------------------
George F. Congdon



/s/ Joseph P. Denny                   Trustee                            March 6, 1997
-------------------------------
Joseph P. Denny



               *                      Trustee                            March 6, 1997
-------------------------------
J. Anthony Hayden



               *                      Trustee                            March 6, 1997
-------------------------------
M. Leanne Lachman



               *                      Trustee                            March 6, 1997
-------------------------------
David L. Lingerfelt



               *                      Trustee                            March 6, 1997
-------------------------------
John A. Miller



               *                      Trustee                            March 6, 1997
-------------------------------
Stephen B. Siegel

*By:  /s/ Willard G. Rouse III
      -------------------------
      Willard G. Rouse III
      Attorney-in-Fact